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                                                                   Exhibit 10.22

                          SALE AND LICENSE AGREEMENT

     THIS SALE AND LICENSE AGREEMENT (the "Agreement") is made as of March 20, 2000 (the "Effective Date") by and between NoWonder, Inc., a Delaware corporation with its principal place of business at 1309 S. Mary Avenue, Sunnyvale, CA 94087 ("Company"), and Support.com, Inc., a Delaware corporation with its principal place of business at 575 Broadway, Redwood City, CA 94063 and its affiliates ("Support.com").

                                   RECITALS

     WHEREAS, Company owns certain client and server support software known as Talkback;

     WHEREAS, Support.com wishes to receive a license to the source code to the Talkback software pursuant to the terms of this Agreement and Company wishes to provide such license; and

     WHEREAS, Company wishes to provide Support.com certain rights if Support.com exercises the option granted by Company pursuant to this Agreement and Support.com wishes to provide certain rights back to Company in such event.

     NOW THEREFORE, in consideration of the mutual promises set forth below, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1.   Definitions.
          -----------

          1.1 "Delivery Date" means the date Company delivers the Trio Source Code to Support.com.

          1.2 "Employee" means an employee or independent contractor performing services for or on behalf of Support.com, or Company, as applicable.

          1.3 "Intellectual Property Rights" means, to the extent owned or controlled by the granting or transferring party in any country, all relevant
(i) copyright rights (including copyright applications), (ii) mask work rights,
(iii) rights to exploit trade secrets and other non-public or confidential information, (iv) patent rights (including patent applications, disclosures, renewals, divisions, continuations, extensions or continuations in part, and patentable inventions), (v) moral rights, (vi) trademarks, (vii) know-how and
(viii) any other similar rights or intangible assets recognized under any laws or international conventions, in any country or jurisdiction in the world, including but not limited to those patent, copyright and trademark registrations and pending applications listed on Exhibit D.

          1.4 "Licensed Object Code" shall have the meaning stated in Section 3.3.2.

          1.5 "Licensed Source Code" shall have the meaning stated in Section 3.3.1.
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          1.6   "Limited Functionality Version of Trio" means the Licensed
Object Code with functionality limited to capabilities described in Exhibit E.

          1.7 "New Version" means a new release of Trio which contains new features and/or additional functionality that Company makes generally available to its customers or which Company uses on the Company Support Website, and which is identified by a change in the version number to the left of the decimal point. New Versions do not include Company Integrated Products.

          1.8   "Non-Web-Based" shall have the meaning stated in Section 3.4.

          1.9 "Company Integrated Products" means computer code independently developed by Company without use of or reference to Confidential Information (other than the Trio Code) which integrates with the Trio Code but does not incorporate Trio Code or proprietary portions thereof.

          1.10 "Company Support Website" means the website operated by Company identified by the Company domain name or any successor web site, including all sub-sites containing the same branding, look, feel, and functionality, for providing a marketplace for support technicians to offer and provide computer users with technical support services, all affiliated sites, and all co-branded sites.

          1.11  "Object Code" means software in machine readable format.

          1.12  "Option Period" shall have the meaning stated in Section 3.1.

          1.13  "Option to Purchase" shall have the meaning stated in Section
3.1.

          1.14 "Source Code" means software in human-readable format and accompanying documentation.

          1.15 "Trio" means the complete Talkback client and server software, in source code form, including any related technical specification documentation provided by Company, and any necessary build scripts and internal development tools required to create derivative works including those components as more particularly described on Exhibit B ("Trio Components"). For the avoidance of
                          ---------
doubt, Trio shall also include all previous versions of what is currently known as Talkback. Trio Code does not include any software belonging to Chartworks.

          1.16 "Trio Code" shall mean all Source Code, Object Code, Technology and Intellectual Property Rights for Trio including: (i) as currently released,
(ii) all previously released versions prior to the date that Support.com exercises the Option to Purchase, (iii) Trio in the form in which it is integrated with the Microsoft PC Health client software as of the date that Support.com exercises the Option to Purchase, and (iv) all New Versions and Upgrades.

          1.17 "Technology" shall mean inventions (whether or not patentable), ideas, processes, formulas, and know-how related to Trio and controlled by Company and either (a)

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used by Company as of the date of this Agreement, or (b) used by Company in development or implementation of New Versions or Upgrades.

          1.18 "Upgrade" means a new release of Trio which contains corrections or bug fixes that Company makes generally available to its customers who have a current maintenance agreement for Trio or which Company uses on the Company Support Website, and which is identified by a change in the version number to the right of the decimal point. An Upgrade does not include New Versions.

     2.   Trio Source Code License Grant to Support.com.
          ---------------------------------------------

          2.1   Source Code License.  Subject to the terms and conditions of
                -------------------
this Agreement, Company hereby grants to Support.com, and Support.com hereby accepts, a nonexclusive, nontransferable (subject to Section 12.2 ("Assignment")), fee-bearing, limited license to use, modify and create derivative works of the Source Code version of Trio subject to the following limitations: (i) Support.com may use, modify or create derivative works of the Source Code only for Support.com's internal development efforts in connection with integrating the Source Code of Trio with Support.com's software, (ii) only Employees of Support.com may have access to, use, modify or create derivative works of the Source Code of Trio, (iii) Support.com will only make copies of the Source Code of Trio as necessary to utilize the rights stated in this Section 2.1, and (v) Support.com shall take all security precautions to maintain the confidentiality of and prevent accidental or other loss or disclosure of the Source Code of Trio as it uses to protect its own source code, but in no event less than commercially reasonable security precaution. If Support.com does not exercise the Option to Purchase, then the license for the Trio Source Code stated in this Section 2.1 shall terminate upon the expiration of the Option Period. If Support.com exercises such Option to Purchase, then, subject to the terms of this Agreement, all rights in and to the Trio Source Code shall be transferred and assigned to Support.com, in accordance with Section 3.

                2.1.1  Limitations; Ownership.  Except in the event Support.com
                       ----------------------
exercises the Option to Purchase and except for the rights stated in Section 2,
(i) Support.com is granted no rights in Trio, and Company expressly reserves to itself all rights not granted to Support.com, and (ii) Company retains exclusive ownership of Trio as well as any modifications and derivative works of Trio created by Support.com which do not incorporate Support.com code or proprietary portions thereof. In the event Support.com elects not to exercise the Option to Purchase, Support.com shall immediately provide Company with all modifications and derivative works of Trio created by Support.com, unless such modifications and derivative works incorporate Support.com software code or proprietary portions thereof. After Support.com exercises the Option to Purchase, it shall own any modifications and derivative works of Trio that it creates during the Option Period. Support.com will not alter or remove any proprietary rights notice in the Source Code of Trio or the documentation therefore unless Support.com exercises the Option to Purchase.

          2.2  Fees For Trio Source Code License.  Support.com shall pay to
               ---------------------------------
Company the sum of two hundred twenty-five thousand dollars (US $225,000) as a one-time, fully-paid license fee in consideration of the license granted to Support.com in Section 2.1. This license fee

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shall be paid to Company within thirty (30) days of the Delivery Date. The license fee shall become non-refundable and non-recoupable upon receipt by Company.

          2.3  Training Regarding Trio Source Code.  Company shall provide
               -----------------------------------
training to Support.com engineers during a sixty-day period (the "Training Period") to be specified by Support.com, but in no event shall the Training Period extend beyond three (3) months after the expiration of the Option Period. The training shall consist of up to four (4) eight (8) hour days and four (4) four (4) hour days of training to be provided on dates during the Training Period to be mutually agreed by the parties; such agreement shall not be unreasonably withheld. Support.com shall pay to Company the sum of ninety thousand dollars (US $90,000) for this training. Training shall be provided on-site at Support.com's facilities and there shall be no limit to the number of Employees entitled to participate in such training. Such payment shall be made within twenty (20) days after commencement of the Training Period but in any event no later than the end of the Option Period. The training fee shall become non-refundable and non-recoupable upon receipt by Company, and the training shall be deemed complete three (3) months after expiration of the Option Period or, in the event Support.com elects not to exercise the Option to Purchase, the expiration of the Option Period.

          2.4  Integration Assistance From Company.  For sixty (60) days after
               -----------------------------------
the Delivery Date, Company shall provide Support.com with access to two (2) Company designated technical Employees who are sufficiently knowledgeable regarding the Source Code of Trio to provide integration assistance to Support.com. The Company designated Employees shall advise Support.com how to best integrate the Source Code of Trio with the Support.com software, but such advice shall not require creation of software code or documentation. If Support.com deems necessary, such assistance shall be on-site at Support.com facilities. Support.com shall pay Company a technical assistance fee of ninety thousand dollars (US $90,000) in consideration of such support provided by Company. The technical assistance fee shall be payable to Company within thirty
(30) days of the Delivery Date. This payment shall be deemed non-refundable and non-recoupable upon receipt by Company, and integration assistance shall be deemed complete upon the earlier of three (3) months after the expiration of the Option Period or, in the event Support.com elects not to exercise the Option to Purchase, expiration of the Option Period.

          2.5  Maintenance of Trio Source Code.  For a period of ninety (90)
               -------------------------------
days after the Delivery Date, Company shall provide maintenance and support for the Trio Source Code as originally provided to Support.com, and for Upgrades or New Versions, if any, created by Company during such 90-day period. The support and maintenance shall be provided during Company's regular business hours, Monday through Friday, 8 am to 5 pm Pacific time, except Company holidays. Support.com shall contact Company for maintenance and support at customerservice@nowonder.com . In addition, Company shall provide Backline maintenance and support for the Trio Source and Object Code, as originally provided and previous releases, and for Upgrades or New Versions, if any, to assist Support.com in the transition of support obligations; such Backline maintenance obligation shall expire upon the earlier to occur of one (1) year after Support.com elects to exercise the Option to Purchase or expiration of maintenance and support obligations assigned to Support.com pursuant to Section
3.4. "Backline" maintenance shall mean assistance only after Support.com has made reasonable attempts to resolve an error in the Trio Source Code or Object Code. In consideration of the maintenance and support provided, Support.com shall pay Company forty five thousand dollars (US $45,000).

                                       4
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The payment for support and maintenance shall be due and payable within thirty
(30) days after the Delivery Date.

          2.6  Engineering Services.  Beginning on the Effective Date and ending
               --------------------
on the earlier of (i) Support.com's exercise of the Option to Purchase, or (ii) ninety (90) days after the Delivery Date, Company shall provide engineering services to Support.com with respect to Trio. Notwithstanding the foregoing, the engineering services from Company shall be provided for a minimum of sixty (60) days after the Effective Date. In consideration of such services, Support.com shall pay to Company one hundred thousand dollars ($100,000) for each month during which Company provides engineering services. The payment for engineering services shall be due and payable for each month in advance three (3) days after the Delivery Date and the 23rd day of April and May, 2000. For purposes of this Section 2.6, the $100,000 monthly Engineering Services fee is earned by Company after the first day of such services in each month during the 90 days
following the Effective Date.   This payment shall be deemed non-refundable and
non-recoupable upon receipt by Company.

          2.7  Upgrades and New Versions.  Company agrees to provide the Source
               -------------------------
Code for Upgrades and/or New Versions of Trio, if and when available. Notwithstanding anything to the contrary in Section 2.5, Company's obligation to provide such Upgrades expires only in the event Support.com elects not to exercise the Option to Purchase. Upgrades, New Versions, and modifications to the Source Code for Trio (whether or not made generally commercially available) shall be provided to Support.com for the term of this Agreement, without additional charge, after Support.com elects to exercise the Option to Purchase.

     3.   Option for Source Code Transfer.
          -------------------------------

          3.1  Option Period.  During the period of ninety (90) days after the
               -------------
Effective Date (the "Option Period"), Support.com shall have an exclusive option to exercise its right to purchase and obtain all of the Trio Code (the "Option to Purchase"). Support.com shall exercise this option by providing notice to Company as specified in Section 12.10 ("Notices"). If Support.com does not exercise the option stated in this Section 3 before the end of the Option Period, then the option shall expire and be of no further effect. During the Option Period, Company shall not assign, transfer, pledge or otherwise encumber any Trio Code or agree to do so. Notwithstanding the foregoing and except with respect to Section 3.3.3 or Netscape exercising its source code escrow option under the existing agreement between Netscape and Company, Company shall not license the Trio Code to any third party during the Option Period.

          3.2  Source Code Transfer.  Subject to the terms and conditions of
               --------------------
this Agreement and upon exercise of the Option to Purchase:

               3.2.1 Company hereby transfers and assigns to Support.com, and Support.com hereby accepts, all right, title and interest in and to the Trio Code. Company will, within sixty (60) days of the Effective Date, provide to Support.com all documentation and information regarding all questions or challenges or potential bases therefore known to Company as of the Effective Date with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Trio Code.

               3.2.2 Company agrees that all Trio Code shall be the sole property of Support.com and its assigns, and Support.com and its successors and assigns shall be the sole owner of all patents, trademarks and copyrights and all other Intellectual Property Rights relevant thereto.

               3.2.3 Company and each of its employees, as necessary (hereinafter collectively referred to as "Company") assign to Support.com any rights Company may have or acquire in all Trio Code (subject to those rights expressly licensed herein.) Company further agrees as to such Trio Code to assist Support.com in every reasonable way (but at Support.com's expense) to obtain and from time to time enforce patents, trademarks, copyrights and other Intellectual Property Rights in the Trio Code in any and all countries, and to that end Company will execute all documents for use in applying for and obtaining such rights and enforcing the same, as Support.com may desire, together with any assignments thereof to Support.com or persons designated by it. Company's obligation to assist Support.com in any and all countries shall continue beyond the termination of this Agreement. In the event that Support.com is unable for any reason whatsoever to secure Company's signature to any lawful and necessary document required to secure, protect or assert its Intellectual Property Rights with respect to Trio Code (including renewals, extensions, continuations, divisions or continuations-in-part of any patents), Company hereby irrevocably designates and appoints Support.com and its duly authorized officers and agents, as Company's agents and attorneys-in-fact to act for and in Company's behalf and instead of Company, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, the registration of copyrights and trademarks, or the securing of any other Intellectual Property Rights thereon with the same legal force and effect as if executed by Company.

               3.2.4 Company agrees that this Section 3.2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that maybe known as or referred to as "moral rights," "artist's rights," "droit moral," or the like. To the fullest extent any of the foregoing is ineffective under applicable law, Company hereby provides any and all waivers and consents necessary to accomplish the purposes of the foregoing to the extent applicable.

          3.3  Source Code License to Company.  Subject to Company's compliance
               ------------------------------
with this Agreement and in the event Support.com exercises the Option to Purchase, Support.com hereby grants to Company the following:

               3.3.1  Source Code License.  Subject to the terms and conditions
                      -------------------
of this Agreement, Support.com hereby grants to Company, and Company hereby accepts, a nonexclusive, nontransferable (subject to Section 12.2 ("Assignment")), limited license to use, modify and create derivative works or Company Integrated Products of the Source Code of Trio in the form in which it is being used by Company on the day Support.com exercised the Option to Purchase, and related documentation and any derivative works thereof (collectively, "Licensed Source Code"), subject to the following limitations:
(i) Company may use, modify or create derivative works of the Licensed Source Code or Company Integrated Products only (a) for the purpose set forth in, and subject to, Section 3.3.3, and (b) for the purpose of maintaining the Company Support Website, subject to Section 3.3.4; (ii) only Employees of Company may have access to use, modify or create derivative works of the Licensed Source Code; (iii) Company will

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only make copies of the Licensed Source Code as necessary to utilize the rights stated in this Section 3.3 of the Agreement; and (iv) Company shall take all security precautions to maintain the confidentiality of and prevent accidental or other loss or disclosure of the Licensed Source Code as it uses to protect its own source code, but in no event less than commercially reasonable security precautions.

               3.3.2  Deployment License.  Subject to the terms and conditions
                      ------------------
of this Agreement and upon exercise of the option, Support.com grants to Company, and Company hereby accepts, a world-wide, nontransferable (subject to Section 12.2 ("Assignment")), non-exclusive, license to (i) use, copy, modify, and compile into Object Code the Licensed Source Code ("Licensed Object Code") and related documentation, and (ii) use, copy, and distribute the Licensed Object Code and related documentation solely (a) to Microsoft Corporation, in accordance with Section 3.3.3, below, and (b) directly and indirectly in connection with the Company Support Website, subject to Section 3.3.4.

               3.3.3  Microsoft Corporation Relationship. In 1999, Microsoft and
                      ----------------------------------
Company entered into a contract regarding the Trio software. For a period of one
(1) year from the Effective Date, Microsoft and Company may amend such contract or enter into additional contracts regarding Trio (collectively, "Microsoft Contract"). Company shall have the right to fulfill its contractual obligations to Microsoft Corporation including but not limited to (i) depositing the Licensed Source Code in an escrow account pursuant to its obligations to Microsoft Corporation; (ii) providing support and maintenance services to Microsoft Corporation with respect to the Licensed Source Code (but only in the event both parties agree, in writing, that Company may distribute such Licensed Source Code) and Licensed Object Code, and (iii) provide a defense and indemnity to Microsoft Corporation with respect to the Licensed Source Code (but only in the event both parties agree, in writing, that Company may distribute such Licensed Source Code) and Licensed Object Code with respect to intellectual property rights claims as required by the agreement with Microsoft, and Support.com agrees to provide reasonable assistance, at Company's expense, with such defense. All such rights are expressly conditioned upon (i) Company using best efforts to fulfill the obligations in order to prevent the release from escrow of source code pursuant to the Microsoft Contract, (ii) providing Microsoft with only Licensed Object Code (unless both parties agree, in writing, that Company may distribute such Licensed Source Code), (iii) providing to Support.com on a monthly basis, all copies of all modifications and derivative works of Licensed Source Code and the Licensed Object Code (excluding Company Integrated Product) which Company created in the prior month, (iv) not allowing Microsoft to transfer, distribute, or resell the server component of Trio, and
(v) Microsoft's agreement to (x) be subject to a license agreement at least as restrictive as the contract between Microsoft and Company dated in 1999, and (y) distribute the client-side component of Trio pursuant only to a license agreement at least as restrictive as the End User License Agreement attached as Exhibit G.

               3.3.4  Company Support Website Conditions.  The rights set forth
                      ----------------------------------
in Section 3.3.2(b) are expressly conditioned upon (i) providing third parties only the Limited Functionality Version, (ii) providing to Support.com on a monthly basis, all copies of all modifications and derivative works of Licensed Source Code and the Licensed Object Code (excluding Company Integrated Product) which Company created in the prior month, (iii) providing third parties only the License Object Code of the Limited Functionality Version, and

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(iv) distributing the Limited Functionality Version only pursuant to a license agreement at least as restrictive as the End User License Agreement attached as Exhibit G.

               3.3.5  Restrictions.  Company shall have only the rights in the
                      ------------
Licensed Source Code and the Licensed Object Code as stated in this Section 3. All rights not expressly granted to Company are reserved to Support.com. Company shall not resell, sublicense, or redistribute the Licensed Source Code or the Licensed Object Code to any third party, except as permitted herein. Notwithstanding anything else, Support.com retains all title to, and, except as expressly licensed herein, all rights to Trio, all copies and derivative works thereof (excluding Company Integrated Products) (by whomever produced) and all related documentation and materials regarding Trio provided by Support.com to Company pursuant to this Section 3.

               3.3.6  Disclaimer of Warranties.  SUPPORT.COM MAKES NO
                      -------------------------
REPRESENTATIONS OR WARRANTY OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE LICENSED OBJECT CODE, LICENSED SOURCE CODE, MODIFICATIONS TO TRIO CODE, OR OTHER MATERIAL PROVIDED BY SUPPORT.COM. SUPPORT.COM EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               3.3.7  Option Price.  In consideration of the transfer and
                      ------------
assignment in Section 3.2 ("Source Code Transfer") and in the event that Support.com exercises its Option to Purchase, Support.com shall pay to Company the sum of four million three hundred fifty thousand dollars ($4,350,000). This sum shall be paid to Company on or before August 10, 2000.

          3.4  Existing Customer Transition.  If Support.com exercises the
               -----------------------------
option stated herein, then the parties shall use commercially reasonable efforts to transition Company's Non-Web-Based customers for Trio, except Microsoft Corporation, to Support.com. As used in this Agreement, "Non-Web-Based" means those Company customers who have rights to use Trio through means other than the Company Support WebSite. Company agrees to assign to Support.com those Non-Web-Based customer contracts under which Company grants use of Trio that Company may assign. Company agrees to use commercially reasonable efforts to obtain consent to assign contracts for use of Trio which may not be assigned without consent. Once the transition is complete, Support.com shall be fully responsible for providing all support and maintenance, including Upgrades and New Versions, to such customers, and Support.com shall be entitled to receive all sums that become due and owing from customers, or have been paid by the customers for period of support and maintenance not already provided by Company. Company shall remain liable for any and all liabilities which accrued prior to the assignment of customer contract.

          3.5  Prospective Customer Transition.  During the six (6) months after
               -------------------------------
Support.com exercises the option stated herein, the parties shall use commercially reasonable efforts to transition leads regarding prospective customers from the Company marketing team to the Support.com marketing team.
The transition efforts shall include transferring Company's contact database, introductions to Company's contacts, and assistance with sales support efforts (e.g., product presentations and demonstrations).

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          3.6  Restricted Customers.  Support.com shall not license Trio either
               --------------------
alone or combined with any other software and/or hardware to any of the following companies for a period of two (2) years commencing on the date that Support.com exercises the Option to Purchase: Motive, All.com, Expert City, MyHelpDesk.com, Hot Dispatch, PCSupport.com, Experts Exchange, EXP.com, PTHelpOnline, and Questions.com.

          3.7  Future Payments.  In the event that Support.com exercises its
               ---------------
Option to Purchase, Support.com agrees (i) to pay Company minimum payments equal to a total of $4,500,000 in twelve (12) equal quarterly installments beginning September 20, 2000 and thereafter on the 20th day of the third month of each successive calendar quarter, and (ii) for each agreement Support.com enters into with the companies listed on Exhibit C ("Company Customers"), that includes Trio, during the twelve months following the exercise of the Option to Purchase, to pay Company (a) eighty percent (80%) of the total Net License Revenue (defined below) of agreements that Support.com enters into with Company Customers with respect to Trio as a stand-alone product; and (b) twenty percent (20%) of the total Net License Revenue (defined below) of the agreements that Support.com enters into with the Company Customers with respect to Trio, as licensed in combination or incorporated with Support.com products, provided, however, total payments to Company pursuant to this Section 3.7 shall not exceed $2,500,000. As used in this Agreement, "Net License Revenue" means the license fees plus professional services fees (but not support and maintenance fees) for licenses of Trio either as a stand-alone product or as incorporated into Support.com products, received from such Company Customers during the term of such agreement with Company Customers.

               3.7.1  Microsoft Corporation. In no event may Support.com license
                      ---------------------
Trio on a stand-alone basis to Microsoft Corporation during the one-year period beginning on the exercise of the Option Period. In the event Support.com licenses Trio as integrated with Support.com products, Support.com shall pay Company twenty-five percent (25%) of Net License Revenue.

               3.7.2  Stream International, Inc. Support.com may license Trio as
                      -------------------------
a stand-alone product or in combination or incorporated with Support.com products to Stream International, Inc. provided such sale is under an agreement which requires Stream International, Inc.'s participation as a corporate service provider in the Company Support Website. Support.com agrees to pay Company (a) eighty percent (80%) of the total Net License Revenue of agreements that Support.com enters into with Stream International, Inc. with respect to Trio as a stand-alone product; and (b) twenty percent (20%) of the total Net License Revenue of the agreements that Support.com enters into with Stream International, Inc. with respect to Trio, as licensed in combination or incorporated with Support.com products, provided, however, total payments to Company pursuant to this Section shall not exceed $800,000.

               3.7.3  Payment Schedule. Payments to Company for any Net License
                      ----------------
Revenue received from sales to Company Customers, Microsoft, or Stream International, as provided above, shall be due and payable within thirty (30) days following the calendar quarter in which such Net License Revenue is received by Support.com.

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          3.8  Records and Audit. Support.com agrees to keep complete, clear and
               -----------------
accurate records for at least one (1) year after its obligation to make payments to Company in Section 3.7 expires relating to the amounts owed to Company. Company or its agent may audit the applicable records in order to verify Support.com's compliance with the payment obligation in Section 3.7. Any such audit shall be conducted during regular business hours at Support.com's offices, with reasonable advance notice, and in such a manner as not to interfere unreasonably with Support.com's normal business activities. Company shall bear the expenses of any such audit unless such audit reveals an underpayment of five percent (5%) or more, in which event the costs of such audit shall be borne by Support.com. Support.com shall promptly pay any amount found due and owing to Company, including interest on past due amounts at the lesser of 1 1/2 percent per month or the highest rate allowed by applicable law, and audit expenses, if any, due to Company under this Section.

     4.   Taxes.  Support.com shall be responsible for and shall pay sales,
          -----
value-added or similar tax arising from this Agreement except taxes based on Company's net income.

     5.   Marketing.
          ---------

          5.1  Press Announcement. Company and Support.com will issue a mutually
               ------------------
agreeable joint press release regarding this Agreement.

          5.2  Support.com Trademark.  Support.com hereby grants to Company a
               ---------------------
non-exclusive, non-transferable (subject to Section 12.2 ("Assignment")), royalty-free, world-wide right to use or display Support.com's trade name and trademark ("Support.com Trademarks") as identified on Exhibit A ("Trademarks")
                                                      ---------
in Company's marketing materials, sales efforts and on Company's web site. Company shall comply with Support.com's trademark usage guidelines of which Company has notice in connection with all Company use of the Support.com Trademarks. All of Company's use of the Support.com Trademarks shall be subject to Support.com's prior approval not to be unreasonably withheld or delayed. No approval by Support.com shall be required for the use or display of the Support.com Trademarks if such use or display has been previously approved by Support.com. Support.com shall have the right to inspect Company's use of the Support.com Trademarks to determine if it complies with the trademark guidelines and is used in a manner that is consistent with quality goods and services. If Support.com believes that Company's use is inconsistent with the trademark guidelines or in connection with inferior goods or services, then Support.com shall notify Company. If Company does not correct the deficiency within thirty
(30) days, then Company shall cease all use of the Support.com Trademarks, destroy any tangible items containing the Support.com Trademarks, and remove the Support.com Trademarks from all electronic media. Company acknowledges that all use of the Support.com Trademarks pursuant to this Agreement, including any goodwill generated thereby, shall inure to the benefit of Support.com and that Company shall not have any right, title or interest in the Support.com Trademarks except as expressly provided herein. Company shall not use any trademark, service mark, trade name or other designation that is confusingly similar to the Support.com Trademarks, nor will Company register or attempt to register the Support.com Trademarks. All rights not granted to Company herein are expressly reserved by Support.com.

          5.3  Company Trademark.  Company hereby grants to Support.com a
               -----------------
non-exclusive, non-transferable (subject to Section 12.2 ("Assignment")), royalty-free, world-wide right to use or display Company's trade name and trademark ("Company Trademarks") as identified on Exhibit A ("Trademarks") in
                                                  ---------
Support.com's marketing materials, sales efforts and on Support.com's web site. Support.com shall comply with Company's trademark usage guidelines of which Support.com has notice in connection with all Support.com use of the Company Trademarks. All of Support.com's use of the Company Trademarks shall be subject to Company's prior approval not to be unreasonably withheld or delayed. No approval by Company shall be required for the use or display of the Company Trademarks if such use or display has been previously approved by Company. Company shall have the right to inspect Support.com's use of the Company Trademarks to determine if it complies with the trademark guidelines and is used in a manner that is consistent with quality goods and services. If Company believes that Support.com's use is inconsistent with the trademark guidelines or in connection with inferior goods or services, then Company shall notify Support.com. If Support.com does not correct the deficiency within thirty (30) days, then Support.com shall cease all use of the Company Trademarks, destroy any tangible items containing the Company Trademarks, and remove the Company Trademarks from all electronic media. Support.com acknowledges that all use of the Company Trademarks pursuant to this Agreement, including any goodwill generated thereby, shall inure to the benefit of Company and that Support.com shall not have any right, title or interest in the Company Trademarks except as expressly provided herein. Support.com shall not use any trademark, service mark, trade name or other designation that is confusingly similar to the Company Trademarks, nor will Support.com register or attempt to register the Company Trademarks. All rights not granted to Support.com herein are expressly reserved by Company.

          5.4  Trademark Obligations.  Neither party shall do or cause to be
               ---------------------
done any act contesting or in any way impairing or reducing the other party's right, title, and interest in connection with the use or registration of the other party's trademarks. Except as provided in this Agreement, both parties agree not to attach additional trademarks, logos or trade designations to the trademarks of the other party.

          5.5  Joint Marketing and Sales Incentives.  If Support.com exercises
               ------------------------------------
the Option to Purchase, then Company agrees to pay Support.com up to one million dollars ($1,000,000) to be used for sales incentives, joint marketing programs, and any other purpose that the parties use commercially reasonable efforts to mutually agree in writing in advance for a three (3) year period beginning on the date that Support.com exercises the Option to Purchase. Within forty-five
(45) days after Support.com exercises the Option to Purchase, the parties shall develop a marketing plan that will describe how the payments from Company shall be allocated between joint marketing, sales incentives and any other purposes.

               5.5.1  Joint Marketing.  Support.com and Company agree that
                      ---------------
during the term of this Agreement both parties will promote their business relationship to the electronic support industry, including without limitation, endorsements of each party's business and promotion of awareness regarding the enhanced value to the electronic support industry resulting from the parties' combined technologies. The portion of the Company joint marketing and sales incentives described in Section 5.5 allocated to joint marketing projects shall be used in conjunction with Support.com funds during the three (3) year period. For each joint marketing effort approved by the vice president of marketing for each party, each party shall pay one half (1/2) of the costs associated with the project, except for projects which do not require equal involvement, in which case each party may pay a mutually agreed proportion of the costs. Each project shall specify, at a minimum, the type of marketing and the vehicle for delivering the message to make sure that both companies are marketing to the same customers.

               5.5.2  Sales Incentives.  A portion of the Company joint
                      ----------------
marketing and sales incentives described in Section 5.5, to be agreed upon by the parties, may be allocated to a sales incentive program for Support.com to
(i) induce Support.com and its sales professionals to bring Qualified Customers to Company, and (ii) compensate Support.com based upon a percentage of revenue derived from customers brought to Company by Support.com. As used in this Agreement, a "Qualified Customer" means one of the following: (i) independent software vendors; (ii) hardware manufacturers; (iii) corporate service providers of software support services, and (iv) corporate information technology managers and executives. Company shall pay a commission to Support.com for bringing the Qualified Customer to Company based on a percentage of the revenue recognized by Company on account of the referred Qualified Customer. The parties shall negotiate in good faith to determine the percentages payable to Support.com. Support.com and Company may, in their sole discretion, agree to allocate the Company financial support for sales incentives to other programs.

     6.   Confidential Information.
          ------------------------

          6.1  Confidentiality Obligation.  Each party acknowledges that, in the
               --------------------------
course of performing its duties under this Agreement, it may receive information relating to the other party which the receiving party knows, or has reason to know is of a confidential and/or proprietary nature ("Confidential Information"). Such Confidential Information may include, but is not limited to, the terms and conditions of this Agreement, minimum price guidelines, future product releases, trade secrets, know-how, inventions, techniques, processes, programs, schematics, software, data, pricing and discount schedules, customer lists, financial information and business, sales and marketing plans. To be treated as Confidential Information, information disclosed in written form must be marked "Confidential" at the time of disclosure or, if disclosed orally, must be designated as "Confidential". Any information relating to Trio Code shall be treated as Company's Confidential Information unless Support.com exercises the Option to Purchase, in which event such information shall be deemed to be Support.com's Confidential Information, without the necessity of being marked as "Confidential". The receiving party shall at all times both during the term of this Agreement and all times thereafter (a) take the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance (but in any event no less than reasonable care) in order to protect the confidentiality of, and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information, and (b) not use such Confidential Information for any purposes other than as may be reasonably necessary for the performance of its duties or enjoyment of its rights hereunder. The receiving party shall not disclose any Confidential Information to any person or entity other than to the receiving party's employees or consultants as may be reasonably necessary for purposes of performing its duties or enjoyment of its rights hereunder; provided that such employees and consultants have first entered into agreements at least as protective of the Confidential Information as the terms and conditions of this Section 6 ("Confidential Information").

          6.2  Exceptions.  The parties' obligation under Section 6.1
               ----------
("Confidentiality Obligation"), with respect to any portion of Confidential Information, shall not apply to any such portion that the receiving party can document: (a) was in the public domain at or subsequent to the time such portion was communicated to the receiving party by the disclosing party through no fault of the receiving party; (b) was rightfully in the receiving party's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the receiving party by the disclosing party; (c) was developed by employees or agents of the receiving party independently of and without reference to any Confidential Information communicated to the receiving party by the disclosing party; or (d) was communicated by the disclosing party to an unaffiliated third party free of any obligation of confidence. A disclosure of any portion of Confidential Information, either (x) in response to a valid order by a court or other governmental body or as otherwise required by law, or (y) with respect to the term and conditions of this Agreement, to a party's attorneys, accountants or prospective investors of such party, who are subject to an obligation to keep such Confidential Information confidential, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that with respect to subsection (x) above, the party being required to disclose the information shall provide prompt prior written notice thereof to the other party to enable the other party to seek a protective order or otherwise prevent such disclosure. Notwithstanding the foregoing, Company agrees that any and all information related to the Trio Source Code shall always be deemed Confidential Information, whether or not the exceptions in this Section 6.2 apply and shall be deemed Support.com's Confidential Information upon exercise of the Option to the Purchase until such time as Support.com makes such information available in the public domain.

     7.   Indemnification.
          ---------------

          7.1  Company Proprietary Rights Indemnity.  For three (3) years after
               ------------------------------------
the date that Support.com exercises the Option to Purchase, Company shall defend, indemnify, and hold Support.com harmless from all costs (inclusive of reasonable attorneys' fees), damages, losses, penalties and expenses incurred due to any third party claim, suit, or proceeding brought against Support.com arising from or relating to any third party claims that Trio or any related Intellectual Property Rights infringe or misappropriate any Canadian or United States patent granted prior to one year after the date Support.com exercises the Option to Purchase or any Canadian or United States trademark. Company's obligations with respect to Canadian patents and trademarks in the foregoing sentence are subject to Company's due diligence with regard to Canadian rights; and Company agrees to use commercially reasonable efforts to perform such due diligence within a reasonable time after the Effective Date, but in any event shall be deemed to have performed such due diligence within thirty (30) days of the Effective Date. The foregoing obligation is subject to Support.com (i) giving Company prompt written notice of any such claim; (ii) allowing Company to control the defense and settlement of such claim; (iii) not entering into any settlement or compromise of such claim without Company's prior written consent; and (iv) providing all reasonable assistance requested by Company in the defense or settlement of such claim, at Company's expense. Notwithstanding the foregoing, Support.com may, at its expense, participate in the defense of any indemnity that is the subject of this Section 7.1, but if Support.com elects not to so participate, then Company agrees to keep Support.com reasonably informed regarding the progress of its defense and settlement of any such claims. Company agrees not to enter into any settlement of any third party claims described in this

Section 7.1 without Support.com's consent, which shall not be unreasonably withheld. In the event of any infringement or misappropriation, Company may, at its option (i) replace or modify the relevant portion(s) of Trio with non-infringing software which is functionally equivalent or superior; or (ii) obtain a license for Support.com to continue using the applicable portion(s) of Trio or related Intellectual Property Rights in accordance with this Agreement. Company's obligations hereunder shall not apply (i) if Support.com has modified Trio (whether or not with Company's approval), but only to the extent such modification caused the infringement, or (ii) if Company has modified Trio solely to comply with the request of Support.com, to the extent such modification is the alleged basis of the suit, or (iii) to the extent any claims are based upon the use of Trio or any component thereof in combination with hardware, firmware, or software not supported by Company as set forth in Trio documentation. THE FOREGOING STATES COMPANY'S SOLE OBLIGATION WITH RESPECT TO ANY CLAIMS FOR PATENT AND TRADEMARK INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY PROPRIETARY RIGHTS BY TRIO. THE FOREGOING, AND SUPPORT.COM'S RIGHTS TO BRING SUIT FOR COMPANY'S BREACH OF SECTION 8.1, STATES SUPPORT.COM'S SOLE AND EXCLUSIVE REMEDIES WITH RESPECT TO ANY CLAIMS FOR PATENT AND TRADEMARK INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY PROPRIETARY RIGHTS BY TRIO.

          7.2  Support.com Indemnity. For three (3) years after the date that
               ---------------------
Support.com exercises the Option to Purchase, Support.com shall defend, indemnify, and hold Company harmless from all costs (inclusive of reasonable attorneys' fees), damages, penalties and expenses incurred due to any third party claim, suit, or proceeding made against Company arising from or relating to (i) any claims, warranties or representations made by Support.com with respect to Trio, prior to exercise of the Option to Purchase, that differ from Company's documentation,; and (ii) any claim for infringement of a United States patent granted prior to one year after the date Support.com exercises the Option to Purchase or a United States trademark where the claim is based upon a modification by or for Support.com of Trio not performed by Company or done by Company in accordance with Support.com's specification (excluding claims based on Company's intentional infringement of copyright or misappropriation of trade secret). The foregoing obligation is subject to Company (i) giving Support.com prompt written notice of any such claim; (ii) allowing Support.com to control the defense and settlement of such claim; (iii) not entering into any settlement or compromise of such claim without Support.com's prior written consent; and
(iv) providing all reasonable assistance requested by Support.com in the defense or settlement of such claim, at Support.com's expense. THE FOREGOING STATES COMPANY'S SOLE AND EXCLUSIVE REMEDY AND SUPPORT.COM'S SOLE OBLIGATION WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY PROPRIETARY RIGHTS BY TRIO.

     8.   Warranties.
          ----------

          8.1  Company Warranties.  Company warrants and represents the
               ------------------
following:

               8.1.1 It is the sole owner of all rights, title and interest, including all Intellectual Property Rights in the Trio Code and that it has full power and authority (a) to transfer and assign the Intellectual Property Rights as herein transferred and assigned without the consent of any other person and (b) to enter into and perform its obligations under this Agreement.

               8.1.2 It has not assigned, transferred, pledged or otherwise encumbered any Trio Code or agreed to do so and has not licensed or agreed to license Source Code to Trio except in source code escrow provisions in two contracts.

               8.1.3 It is not aware of any actual or potential infringement or misappropriation of any third party's intellectual property rights (or any claim or potential claim thereof).

               8.1.4 Entering into or performing under this Agreement will not violate any right of, or breach any obligation to, any third party under any agreement or arrangement between Company and such third party.

               8.1.5 Trio Code does not infringe any third party trade secrets or copyrights or knowingly infringe any other third party intellectual property rights.

               8.1.6 The Trio Code contains no "computer viruses" or "time bombs" as those terms are commonly understood in the information processing industry and that the Trio Code contains no code or instructions (including any code or instructions provided by third parties) that may be used to access, modify, delete, damage, or disable any computer, associated equipment, computer programs, data files or other electronically stored information operated or maintained by Support.com or its customers.

               8.1.7 The century change is supported in the Object and Source Code of Trio's logic and data, and shall support the use, entry or creation of dates on and after January 1, 2000 so that when a properly formatted and accurate four digit year is either properly entered into or provided to the Object or Source Code of Trio by another program, it shall not fail or otherwise product incorrect date results.

               8.1.8 For one hundred twenty (120) days commencing on the Delivery Date, the Source Code and Object Code shall perform in substantial conformance to the applicable documentation.

               8.1.9 Entering into or performing under this Agreement will not trigger any source code escrow release provision. Company shall use commercially reasonable efforts to prevent release of Trio Source Code for any reason, and if such escrow becomes released, any license rights exercisable by the licensee is limited to internal use for Microsoft or in any other event, to provide the support services that Company failed to provide.

               8.1.10 It has provided to Support.com all license agreements for Trio, except for the Microsoft Agreement as described in Section 3.3.3.

          8.2  Support.com Warranties.  Support.com warrants and represents as
               ----------------------
follows:

               8.2.1 Support.com has full power and authority to enter into and perform its obligations under this Agreement.

     9.   Consequential Damages Waiver.
          ----------------------------

NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF THE PARTY FROM WHOM DAMAGES ARE SOUGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOLLOWING EXCEPTIONS SHALL APPLY: (i) THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY CLAIM FOR BREACH OF SECTION 6 ("CONFIDENTIAL INFORMATION"); (ii) COMPANY'S INDEMNITY OBLIGATION STATED IN
SECTION 7.1 SHALL INCLUDE INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES SUBJECT TO THE DOLLAR CAP STATED IN SECTION 10; AND (iii) COMPANY'S LIABILITY FOR BREACH OF THE WARRANTY STATED IN SECTION 8.1.5 SHALL NOT BE SUBJECT TO THE LIMITATIONS OF THIS SECTION.

     10.  Limitation of Liability.
          -----------------------

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, EACH PARTY'S LIABILITY TO THE OTHER UNDER THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL PAYMENTS MADE BY SUPPORT.COM TO COMPANY WITH RESPECT TO TRIO UNDER THIS AGREEMENT. THE FOLLOWING EXCEPTIONS SHALL APPLY: (i) THE FOREGOING LIMITATION SHALL NOT APPLY TO ANY CLAIM FOR BREACH OF SECTION 6 ("CONFIDENTIAL INFORMATION"); (ii) COMPANY'S OBLIGATIONS STATED IN SECTION 7.1 SHALL BE CAPPED AT TEN MILLION DOLLARS ($10,000,000); (iii) COMPANY'S LIABILITY FOR BREACH OF THE WARRANTY STATED IN SECTION 8.1.5 SHALL NOT BE SUBJECT TO THE LIMITATIONS OF THIS SECTION; AND (iv) SUPPORT.COM'S OBLIGATIONS STATED IN SECTION 7.2 SHALL BE CAPPED AT ONE MILLION DOLLARS ($1,000,000).

     11.  Term and Termination.
          --------------------

          11.1  Term.  This Agreement shall commence on the Effective Date and,
                ----
if Support.com does not exercise the Option to Purchase, then this Agreement shall terminate upon the expiration of the Option Period. If, however, Support.com exercises such option, then this Agreement shall be in effect in accordance with its terms until terminated as provided herein.

          11.2  Rights If Option Goes Unexercised.  If Support.com does not
                ---------------------------------
exercise the Option to Purchase, then this Agreement shall terminate, but the rights and obligations stated in the following Sections shall survive: 1 ("Definitions"), 2.1.1 ("Limitations; Ownership"), Fees set forth in Sections
2.2 - 2.6; 6 ("Confidential Information"), 9 ("Consequential Damages Waiver"),
         -
10 ("Limitation of Liability"), 11.2 ("Rights If Option Goes Unexercised"), and 12 ("Miscellaneous").

          11.3  Termination With Cause After Exercise of Option to Purchase.
                -----------------------------------------------------------
Either party may terminate this Agreement for cause after Support.com exercises the Option to Purchase, as follows: (1) after written notice of a material breach and thirty (30) days opportunity to cure; (2) after written notice and thirty (30) days opportunity to cure if the other party becomes insolvent or fails generally to pay its obligations as they arise; or (3) if proceedings are commenced under state or federal bankruptcy laws by or against the other party which are not dismissed within ninety (90) days of commencement.

          11.4  Rights Upon Termination After Exercise of Option to Purchase.
                ------------------------------------------------------------
Upon termination for either cause after Support.com exercises the Option to Purchase, the following shall occur:

                11.4.1 All rights and obligations shall terminate except those identified in Section 11.4.4 All agreements between Support.com and third parties which are not in breach by which the third party obtained a license to use a copy of Trio shall remain in full force and effect pursuant to their respective terms.

               11.4.2 The parties shall immediately cease using the trademarks of the other party.

               11.4.3 Each party shall return or destroy the Confidential Information belonging to the other party.

               11.4.4  Survival.  The following Sections shall survive
                       --------
termination for cause as provided under Section 11.3: 1 ("Definitions"), 3.2 ("Source Code Transfer"), 6 ("Confidential Information"), 7 ("Indemnification"), 9 ("Consequential Damages Waiver"), 10 ("Limitation of Liability"), 11.4 ("Rights Upon Termination After Exercise of Option to Purchase"), and 12 ("Miscellaneous"), and only in the event Support.com breaches the agreement, 3.3 ("Source Code License to Company"). In the event this Agreement is terminated for Support.com's breach due to failure to pay, all rights under Section 3.2 ("Source Code Transfer") shall be suspended until such failure to pay is cured.


     12.  Miscellaneous.
          -------------

          12.1  Import and Export Regulations.  Each party acknowledges and
                -----------------------------
agrees that it shall not import, export, or re-export, directly or indirectly, Trio to any country in violation of the import and export laws and regulations of any applicable jurisdiction. Each party further agrees to defend, indemnify and hold the other harmless for any losses, costs, claims or other liabilities arising out of it's breach of this Section 12.1 subject to the notice and cooperation obligations stated in Section 7 ("Indemnification").

          12.2  Assignment.  For a period of three (3) years beginning on the
                ----------
Effective Date, Support.com may not assign this Agreement without Company's prior written consent, and any attempt to do so without that consent will be void. Notwithstanding the foregoing, either party may assign this Agreement without consent in the event of a merger, acquisition, sale of all or substantially all of its assets or other similar reorganization, except that if Company's assignee is a competitor of Support.com as listed on Exhibit F, then
(i) Section 3.8 shall not survive such assignment and shall have no force and effect; (ii) all Company's right to Licensed Source Code and any copies or derivatives works thereof (except Company Integrated Code) expire, including but not limited to Section 3.3.1 and (iii) Company shall immediately destroy all of Support.com's Confidential Information and not disclose any such information to competitors. Support.com shall have the right to amend Exhibit F with respect to its competitors at any time by written notice to Company. Consent to a specific assignment of this Agreement shall not constitute a consent to further assignment. This Agreement shall be binding on the parties and their respective successors and permitted assigns. Any assignment in contravention of this subsection shall be void.

          12.3  No Offset.  Payments shall be made in accordance with the terms
                ---------
of this Agreement. In no event may either party offset the amount due from the other under any other agreement when making any payments due hereunder.

          12.4  Choice of Law.  This Agreement will be governed by and construed
                -------------
according to the laws of the State of California and the United States, without regard to that body of law controlling conflicts of laws. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

          12.5  Amendment.  This Agreement may be amended or supplemented only
                ---------
by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties.

          12.6  Waiver.  No waiver will be implied from conduct or failure to
                ------
enforce rights. No waiver will be effective unless in a writing signed on behalf of the party against whom the waiver is asserted. A waiver in one instance shall not be construed as a waiver of any subsequent like breaches.

          12.7  United States Government Purchases.  If either party
                ----------------------------------
sublicenses Trio to any agency of the U.S. Government, then it shall identify Trio and related documentation provided in any proposal submitted to or agreement with such agency as "commercial computer software" and "commercial computer software documentation," respectively, as such terms are used in 48 C.F.R. 12.212 of the Federal Acquisition Regulations ("FAR") and its successors and 48 C.F.R. 227.7202 of the Department of Defense FAR Supplement ("DFARS") and its successors. In accordance with FAR 12.212 or DFARS 227.7202, as applicable, each party shall provide Trio and related documentation to all U.S. Government end users with only those rights set forth in the end user license.

          12.8  Force Majeure.  Except for the obligation to pay money owed,
                -------------
neither party will have the right to claim damages or to terminate this Agreement as a result of the other party's failure or delay in performance due to circumstances beyond its reasonable control, including, but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain energy, war, riot, insurrection, epidemic, acts of God, or governmental action not the fault of the nonperforming party; provided., if such condition continues for ninety (90) days, the party whose performance is not delayed by such condition may terminate this Agreement upon written notice.

          12.9  Severability.  If any provision of this Agreement is held to be
                ------------
unenforceable or invalid by a court of competent jurisdiction, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole. Rather, such provision shall be stricken from the Agreement and the remaining provisions shall be fully enforceable.

          12.10 Notices.  All notices or reports permitted or required under
                -------
this Agreement shall be in writing and shall be by personal delivery or by certified or registered mail, return receipt requested, and deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the signatories of this Agreement at the addresses set forth at the beginning of this Agreement or such other person and/or address as either party may specify in writing.

          12.11 Relationship of Parties.  The parties to this Agreement are
                -----------------------
independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf. Neither party shall have, and shall not represent that it has, any power, right or authority to bind the other, or to assume or create any obligation or responsibility, express or implied, on behalf of the other or in the other's name, except as herein expressly permitted.

          12.12 Counterparts.  This Agreement may be executed in two
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.13 Entire Agreement.  This Agreement, including all Exhibits to
                ----------------
this Agreement, which are hereby incorporated by reference, represents the entire agreement between the parties relating to Trio and supersedes all prior and contemporaneous representations, discussions, negotiations and agreements, whether written or oral relating to Trio. The following Exhibits are attached:

     Exhibit A - Trademarks
     Exhibit B - Trio Components
     Exhibit C - Company Customers
     Exhibit D - Trio Registered Rights
     Exhibit E - Limited Functionality Version of Licensed Object Code Exhibit G - End User License Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

NOWONDER, INC.

By: /s/ [illegible]
    ---------------------------

Title: President & CEO
      -------------------------

Date: March 30th, 2000
     --------------------------

SUPPORT.COM

By: /s/ Radha R. Basu
    ---------------------------

Title: CEO & President
       ------------------------
Date: March 30, 2000
      -------------------------

                                   Exhibit A
                                   ---------

                                   Trademarks
                                   ----------


Support.com Trademarks
----------------------

Support.com (and related logos)
SupportAction


In the event Support.com exercises the Option to Purchase:
     Talkback
     Software that talks back
     Activator
     Black Box

Company Trademarks
------------------

NoWonder (and related logos)
NoWonder.com

                                   Exhibit B
                                   ---------

                                Trio Components


This Exhibit B describes the components to be licensed to Support.com in accordance with the License Agreement. For each component, all material in its source form is included, whether textual or not (e.g. Macintosh resources created and edited in their binary form using an authoring tool such as ResEdit or Resourceror). The sections below describe the main elements of the Talkback Client and the Talkback Server. In addition to the items described below, documentation associated with any demonstrations conducted by Company, documentation associated with any presentations, and documentation associated with Talkback including but not limited to common auxiliary pieces, such as make files, Visual Studio projects and workspaces, miscellaneous build utilities, product documentation, documentation of sales demonstrations, slides, and product literature are also included.

A.   Talkback Client


The Talkback Client comprises the components that Talkback-enable an application. The platforms supported are:

     . 32-Bit Windows Platforms (Win95, Win98, NT, Win2000)
     . MacOS (version 7.5 through 9.x on PowerPC)
     . Solaris (on Sparc)
     . HP-UX
     . Linux (on Intel x86)

All versions of the Talkback Client include the following components:

 . API header file        this .h file is common across all platforms and
                         describes the types, constants, and functions available in the Talkback Client API.

 . Glue code              this platform-dependent file is provided to customers
                         in either source or object form depending on the specific platform. The glue code is statically linked to the Talkback-enabled application and implements the Talkback Client API in stub form. The glue code is responsible for locating and loading the "real" runtime client code in the Talkback Library. All API calls are passed to the Talkback Library.

 . Talkback Library       this is a platform-dependent, dynamically-loaded
                         library used at runtime by Talkback-enabled applications. The dynamic loading mechanism is different for each platform. The library includes all the code to implement the Talkback trigger functionality, crash detection, data collection, black box creation and population, and the API. The library, upon receipt of the FCInitialize() call, inserts itself into the crash notification mechanism appropriate to each platform.

 . Talkback Transceiver   this is a "true" application, launched by the Talkback
                         Library, the user, or possibly various platform-dependent "startup" mechanisms. It processes new black box files created by the Library, collects some additional information for the black box, interacts with the user if desired, and performs the network communication with the Talkback Server.

 . Test application       each platform has at least one test application used
                         internally for development to exercise the Talkback API and the Client's crash-detection capability.

In addition, the Windows version of the Talkback Client contains some extra functionality that allows it to be "injected" into an application at runtime without having to change the source code or statically link any Talkback components to the application. These components are part of the "injection" mechanism:

 . Tbmon.exe         this application runs at startup and calls the Win32 API to intercept the launching of Windows applications. When an application starts, a local list of files names is checked. If the application's file name is in the list, then that application is "hooked". Tbmon.exe also provides a user interface in the System Tray that allows the user to initiate the creation of a black box.

 . Tbhook.dll        this dll is "hooked" into the application by tbmon.exe.
               During application startup, this code gets control and essentially executes a call to the Talkback API function FCInitialize() on behalf of the application. This loads the Talkback Library into the process space.

 . Tbselect.exe      this is a small application that allows the user to choose which application should be associated with a black box that is created by the user outside the context of any particular running application. Because black boxes from different application may use different configuration settings and may be sent to different servers, the user must specify which application the black box is for.

In addition to the above, there are miscellaneous items associated with the Client portions of the Talkback system. Notable items include:

 . Java support           this is Java code that allows a portion of the Talkback
                         Client API to be called from Java applications running on Windows platforms. This is primarily a glue layer that calls the Talkback API via Java's Native Method Invocation mechanism. Java compatibility is not officially supported and this code has not been maintained (although it works). Also, automatic crash detection in Java is not possible, but a reasonable facsimile can be accomplished with a "catch-all" outer-level exception handler that calls the Talkback API

 . Symbol tools           in order to derive symbolic information from a black
                         box when the Talkback-enabled application was not built with embedded debugging information, some of the output from the application build process needs to be stored on the Talkback Server. In addition, this build output sometimes needs to be post-processed in order for the Talkback Server to use it. Various platform-dependent tools are included to convert build output to usable forms.

 . Build tools            each time a Talkback-enabled application is built, a
                         Talkback Manifest file must be created on the Talkback Server and shipped with the application and the Talkback Client components. In addition, symbol information from that particular build of the application needs to be uploaded to the Talkback Server. Various build tools are included (primarily FCUtil.pl, a perl script) to facilitate automating these actions as part of the build process.

 . Plug-in collectors     the Talkback Transceiver supports a plug-in
                         architecture for additional data collection code modules. Plug-ins are platform-specific binary objects in the appropriate shared library form. Some samples are included, as are the plug-ins developed by Company for specific customers.

B    Talkback Server

The Talkback Server runs on Windows NT Server 4.0. (It will run on Windows 2000 with the 3.0 release to Microsoft.) The Server comprises the following:

 . Repeater               this is a web server extension for ISAPI on NT and
                         NSAPI on Solaris. The repeater sits outside the firewall and connects incoming black boxes with the network connection to the Collector. This is an extremely light-weight component and it does not interpret the data; it simply acts as a connection rendezvous to ensure firewall integrity.

 . Collector              this is a NT Service. The Collector communicates with
                         the Talkback Transceiver. It's role is to implement the communication, assign an ID to the incoming black box, store the black box as a file local to the Talkback Server, and register the black box as ready to be processed in the database. As part of the communication, it may assign a client ID, generate and communicate an encryption key, and encrypt/decrypt data over the HTTP link.

 . Digester               this is an NT Service. The Digester polls the database
                         for incoming black boxes to be processed. Incoming black boxes are read from the local file system and put through a series of steps that include annotation and Activator handling. Annotation processes raw data in the black box and generates more useful data which is then stored as a replacement or in addition to the raw data. Annotators are COM servers called by the Digester, the bulk of which are always included and are integral to the operation of Talkback. (However, it is possible to add customer- or application-specific annotation.) One major annotation step is the derivation of symbolic information for stack crawls and similar items. Once annotation is complete, the Digester executes each of the Activators. Each Activator is a COM server. One special Activator is data-driven and implements most of the functions available via the Activator Configuration portion of the web user interface. Other Activators perform specific tasks and have no user interface. The data-driven Activator uses information stored in the database to determine whether incoming black boxes meet the given Activator criteria and, if so, to execute the associated

                         Activator Action. Activator Actions are also COM servers and can be added as desired. Once all Activators have run completely (which may involve delayed retries), the black box is committed to the database. The Digester performs (or orchestrates) the bulk of the incoming processing of black boxes which takes a relatively large amount of time (up to several seconds per black box). In order to scale, any number of Digesters can be run in the save Talkback Server network.

 .  FCExec                this is an NT Service. FCExec monitors all the other NT
                         Services that are part of the Talkback Server and can start, stop, or restart them under administrator-defined conditions. Conditions that can be monitored include lockup, abnormal termination, memory leakage, handle leakage, total run time, and anything else that can be observed with the NT utility PERFMON. FCExec is a failsafe mechanism and safety net to ensure that the Talkback Services can operate without human intervention for extended periods, despite bugs in the operating system or the services themselves.

 .  Web                   most Talkback Server interaction is performed via a
                         standard web browser through network connections to one or more instances of the Talkback Server Web interface. The web interface is implemented primarily with Cold Fusion web pages. The Cold Fusion pages are used to perform some logic, some dynamic HTML generation, and interaction with the bulk of the server-side logic in the form of binary COM servers.

 .  Web Support           these are binary COM objects called by the Cold Fusion
                         pages. Most of the sophisticated logic driven from the web user interface is implemented as C++ classes encased in COM interfaces. This allows them to be called from many application server technologies (Cold Fusion, ASP, HAHT, etc) as well as from other binary components of the Talkback Server. Database interaction, for reporting, querying, or administration, goes through these "helper" COM objects. The "helper" objects use the common classes for database connectivity and object manipulation. All database access is abstracted, as is access to the black boxes and the data elements (called keys) within the black boxes.

 .  Task Manager          this is an NT Service. The Task Manager performs
                         periodic actions for the Talkback Server. Automatic reports that can be sent by email can be scheduled, as well as the removal of old data from the database. In addition, when black boxes are removed from the database via the user interface, they are actually only marked for deletion; the actual deletion occurs as a scheduled task. The Task Manager performs or initiates periodic or scheduled tasks.

 .  Database Setup        these are generally SQL scripts used to create the
                         initial tables and table content needed by the Talkback Server.

 .  Installer             this is the "script" for InstallShield that installs
                         the Talkback Server components onto an NT system.

 .  Integration Modules   these are COM objects registered as Activator Actions.
                         Integration Modules for the Remedy AR System and Peregrine's ServiceCenter have been implemented. Each uses product-specific APIs to create new trouble tickets and to populate them from the contents of the black box. Common classes used in each use XML-based configuration data that describes the mapping between the black box and the trouble ticket. A Windows application is also provided as an authoring/administration tool for the configuration data so that mappings can be easily created and maintained.

 .  Queries               these are text files using an XML-based syntax to
                         describe the reports in the Talkback system. Talkback reports use a format called FCQ (for Full Circle Query) to describe the query parameters of the report. These FCQ files are read and stored in the database during initial server setup and represent the set of default reports.

 .  ServerPrefsConfig     this is a Windows application. A portion of the
                         server's administration parameters are stored in each NT system's registry. This application provides a user-friendly front-end for setting up and maintaining these configuration parameters.

                                   Exhibit C
                                   ---------

                               Company Customers
                               -----------------


The following customers in the Company sales pipeline as of the Effective Date are as follows:

------------------------------------------------
Company         Company          Company
-------         -------          -------
------------------------------------------------
Clarify         Adobe            Autodesk
------------------------------------------------
Aspect          BMC              Poet
------------------------------------------------
Activision      Sterling         Geocast
------------------------------------------------
FileMaker       Bechtel          Sybase
------------------------------------------------
IBM             Seagate          Acer
------------------------------------------------
Micron          Ford             Intuit
------------------------------------------------
Quicken.com     HP               Netscape
------------------------------------------------
Oracle          Portal           Roadrunner
------------------------------------------------
Morgan Stanley  DLJ
------------------------------------------------

                                   Exhibit D
                                   ---------

                            Trio Registered Rights
                            ----------------------

Patents, Applications, and Registrations
----------------------------------------
     1. SYSTEM AND METHOD FOR REMOTELY MONITORING A PLURALITY OF COMPUTER-BASED SYSTEMS

Serial No. 08/994,840                   Filed: 19-Dec-1997


     2. SYSTEM AND METHOD FOR AUTOMATICALLY CATEGORIZING AND CHARACTERIZING DATA DERIVED FROM A COMPUTER-BASED SYSTEM

Serial No. 09/108,273                   Filed: 01-July-1998


Trademarks, Applications, and Registrations
-------------------------------------------
To Be Completed Within (30) Days by Company

Copyrights, Applications, and Registrations
-------------------------------------------
None

                                   Exhibit E
                                   ---------

             Limited Functionality Version of Licensed Object Code
             -----------------------------------------------------

For use in conjunction with the Company Support Website, the functionality of Trio will be limited in accordance to the following:

     A. Trio Client

          1. Only versions for Windows, Macintosh, and Linux operating systems will be supported. Company will not distribute versions of the Trio Client for Solaris or HP-UX operating systems.

          2. All copies of the Trio Client distributed by Company will use the same user interface, as Company may update it from time to time.

          3. All copies of the Trio client will share a single manifest describing the data to be collected by the client; such manifest will not be modifiable except by Company Employees.

          4. The Trio Client will collect information only upon initiation by the end user. Non-end user initiated events will not be used to initiate data gathering.

          5. The Trio Client will collect non-runtime information only and will not perform application injection to collect application specific information. The Trio Client will not collect application runtime information, such as stack crawls, register contents, parameter values, and local variables.

          6. The Trio Client may record and capture event and interaction histories between the user and the system and applications.

          7. The Trio Client will communicate only with the Trio Server operated by Company in conjunction with the Company Support Website, and will send collected Black Box information only to that Trio Server.

     B. Trio Server

          1. Access will be available to the data for only a single Black Box at a time. In particular this means users will not be able to view lists of available incidents.

          2. Reports that contain information from multiple Black Boxes will not be available. It will not be possible to create or edit report definitions.

          3. No graphic report formats (pie charts, bar charts, etc.) will be available.

          4. The Trio Server will not initiate the creation of trouble tickets within call tracking systems.

          5. The Trio Server web interface will be restricted to disallow access to the Server Administration section.

          6. It will not be possible to create or edit Trio Client configurations and Trio Manifest files.

          7. No access to Trio Activators, plug-in Activator Actions, or plug-in Annotators will be provided.

          8. Web access to the Trio Server will be available only to users with registered, validated Company accounts.

          9. All features of the Trio Server will be accessible by Company Employees.

                                   Exhibit F
                                   ---------

Primus Knowledge Solutions, Inc.

ServiceSoft Technologies, Inc.

Computer Associates International, Inc.

Tivoli Systems, Inc.

Microsoft Corporation

Kana Communications, Inc.

Shaman Corp.

all.com, Inc.

Motive Communications, Inc.

Serena Software, Inc.

Wild File and its parent, Adaptec, Inc.

Stac Software, Inc.

Connected Corporation

Aveo, Inc.

                                   Exhibit G
                                   ---------

                          End User License Agreement

This End User License Agreement ("Agreement") is entered into as of _______ (the "Effective Date") by and between Licensor and you ("Licensee") and sets forth the terms and conditions under which Licensor agrees to license software to Licensee. Licensor is the entity from which you received the software.

1.   LICENSE.
     -------

1.1  License Grant.  Subject to the terms and conditions of this Agreement,
     -------------
Licensor grants to Licensee and Licensee accepts from Licensor a non-exclusive, non-transferable, fully paid up, perpetual license to install and use the software ("Software") on one computer together with any related technical specification documentation provided by Licensor ("Documentation"; unless otherwise noted, the Software and Documentation are referred to collectively herein as "Software"). Licensee may make a reasonable number of copies of the Software for backup and archival purposes only.

1.2  Restrictions.  Licensee shall not (and shall not allow any third party to)
     ------------
(i) decompile, disassemble, or otherwise reverse engineer (except to the extent that applicable law prohibits reverse engineering restrictions) or attempt to reconstruct or discover any source code, underlying ideas, algorithms, file formats or programming or interoperability interfaces of the Software by any means whatsoever, (ii) remove any product identification, copyright or other notices, (iii) provide, lease, lend, use for timesharing, service bureau or hosting purposes or otherwise use or allow others to use the Software to or for the benefit of third parties, (iv) modify or incorporate into or with other software or create a derivative work of any part of the Software, (v) disseminate information or analysis (including, without limitation, benchmarks) regarding the quality or performance of the Software from any source, (vi) use the output or other information generated by the Software (including, without limitation, output describing the structure of a software program) for any purpose other than use by the Software in accordance with its specifications, or
(vii) resell, sublicense or distribute to any third-party the Software or any component thereof. Notwithstanding anything else, Support.com, Inc. retains all title to, and, except as expressly licensed herein, all rights to the Software, all copies thereof and all related documentation and materials. Licensee must reproduce and include the copyright notice and other proprietary notices that appear on the original Software on any copies and any media thereof made in accordance with the terms of this Agreement.

2.   Warranty.  SOFTWARE IS PROVIDED "AS IS" AND COMPANY MAKES NO WARRANTY OR
     --------
REPRESENTATION, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. WITH RESPECT TO ANY SOFTWARE, YOU (LICENSEE) BEAR THE ENTIRE RISK AS TO QUALITY AND PERFORMANCE. SHOULD THE SOFTWARE PROVE DEFECTIVE FOLLOWING LICENSE, YOU (LICENSEE) (AND NOT THE COMPANY OR ANY DISTRIBUTOR OR RETAILER) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING OR REPAIR.

3.   TERM AND TERMINATION. This Agreement shall expire upon the date set forth
     --------------------
by Licensor. Licensor may terminate this Agreement for cause if Licensee fails to cure any material breach of this Agreement within thirty (30) days after written notice of such breach (or immediately in the case of the failure to pay any amounts in accordance with the payment terms specified herein). All provisions except Section 1.1 shall survive termination. Upon termination, Licensee shall immediately cease all use of the Software and return or destroy all copies of the Software and all portions thereof and so certify to Licensor. Termination is not an exclusive remedy and all other remedies will be available whether or not this Agreement is terminated.

4.   Limitation of Liability.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE
     -----------------------
CONTRARY, NEITHER LICENSOR, ITS SUPPLIERS OR RESELLERS SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY
(I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO LICENSOR BY LICENSEE WITH RESPECT TO THE COPIES OF SOFTWARE THAT ARE THE SUBJECT OF THE CLAIM DURING THE TWELVE MONTH PERIOD PRIOR TO THE CAUSE OF ACTION, (II) FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS);
(III) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA; OR (IV) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO LICENSEE.

5.   RIGHT TO AUDIT.  On Licensor's written request Licensee shall furnish
     --------------
Licensor with a signed certification certifying that the Software is being used pursuant to the terms of this Agreement including any copy and user limitations.

6.   No Export; Government Use.  Licensee will not remove or export from the
     -------------------------
United States or reexport from anywhere any part of the Software or any direct product thereof except in compliance with and with all applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce. Licensee warrants that it is not on the United States' prohibited party list and not located in or a national resident of any country on the United States' prohibited country list. As defined in Federal Acquisitions Regulations (or otherwise), the Software is a "commercial item" and commercial computer software" and commercial computer software documentation" and any use, modification, reproduction, release, performance, display, or disclosure of such software or documentation by the U.S. Government shall be governed solely by the express terms of this Agreement. Licensee acknowledges that the Software contains encryption technology, export of which is restricted by the U.S. and certain foreign laws.

7.   Privacy. The Software contains features which may allow Licensor to collect
     -------
data from, control and or/monitor computers running the Software without notice to or knowledge by Licensee. Licensee hereby acknowledges such features and is responsible for familiarizing itself with such features.

8.   GENERAL PROVISIONS.
     ------------------

8.1  Remedies and Legal Actions.  The failure of either party to insist, in any
     --------------------------
one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the party with respect to such future performance shall continue in full force and effect. The remedies under this Agreement shall be cumulative and not alternative and the election of one remedy for a breach shall not preclude pursuit of other remedies unless as expressly provided in this Agreement. This Agreement shall be governed in all respects by the substantive laws of the State of California, United States of America (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of California between California residents, without regard to the U.N. Convention on Contracts for the International Sale of Goods. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California or, if there is federal jurisdiction, the United States District Court for the Northern District of California, and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees. Support.com is an express third party beneficiary of this Agreement and can enforce this agreement as if a party hereto. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and to otherwise have the broadest application as shall be enforceable.

8.2  Assignment.  Licensee shall not assign or otherwise transfer any of its
     ----------
rights, obligations or licenses hereunder without the prior written consent of Support.com, including any assignment by operation of law as a result of the merger or acquisition of Licensee. Subject to the foregoing, the provisions of this Agreement shall apply to and bind the successors and permitted assigns of the parties.

8.3  Entire Agreement; Headings.  This Agreement, together with all exhibits and
     --------------------------
schedules hereto, constitutes the complete, final and exclusive statement of the terms of the Agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification or rescission of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The descriptive headings of this Agreement are intended for reference only and shall not affect the construction or interpretation of this Agreement.

8.4  Force Majeure.  Either party shall be excused from any delay or failure in
     -------------
performance hereunder, except the payment of monies by Licensee caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, floods, lightning, labor disputes and strikes, other labor or industrial disturbances, riots, war, acts of the public enemy, insurrections, embargoes, blockages, regulations or orders of any government, agency or subdivision thereof, shortages of materials, rationing, utility or communication failures, casualty, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such party shall give notice of such force majeure event to the other party as soon as reasonably possible.

8.5  Notices; Authority.  All notices required or permitted to be given by one
     ------------------
party to the other under this Agreement shall be sufficient if sent by either certified mail, return receipt requested, telegram or hand delivered to the parties. All notices shall be effective upon receipt. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day set forth above.

ACCEPTED BY:

Licensee: ___________________________      Licensor: ___________________________

Name:     ___________________________      Name:     ___________________________

Title:    ___________________________      Title:    ___________________________

Date:     ___________________________      Date:     ___________________________